Exhibit 99.1
  2021 Fiscal Year Annual MeetingFriday, February 18, 2022

 This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in good faith by Southwest Iowa Renewable Energy, LLC (“SIRE,” “us” or “we”) and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language. In connection with these safe-harbor provisions, SIRE has identified in its annual report on Form 10-K, and in its other filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of our business and the effects of general economic conditions on us. We may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements and risk factors in this disclaimer and our Form 10-K expressly qualify all of SIRE’s forward-looking statements in this presentation. The forward-looking statements contained in this presentation are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.  Forward-Looking Statements and Disclaimer

 Business Meeting Agenda   Karol King – Chairman of the Board Call the Meeting to Order – Welcome Report on Notice of Meeting/Quorum Adjournment of Business Meeting

 Company UpdateMike Jerke – CEO/President

 SIRE Organization Structure

FY 2021 Recap

- Post 2020 economy reemergence
- Corn storage evaluation and project approval
- New administration…
- Carbon sequestration pipeline projects announced
  - Summit Carbon Solutions – February 2021
  - Navigator CO2 – March 2021
- Labor
- Continued development of undenatured market
- Low Carbon Fuel Standard
- Decarbonization momentum

Challenges/Opportunities

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

 Financial Highlights (In millions other than book value.)    Metric  FY 2019  FY 2020  FY 2021  Thru 12/31/21  Revenue  $217.0  $198.6  $302.8  $101.0  Crush Margin  $54.8  $55.3  $69.4  $41.0  MEBITDA  $3.0  $11.3  $22.6  $28.7  Net Income  $(8.5)  $(0.4)  $8.6  $28.8*  Total Equity  $89.3  $65.8  $74.4  $103.2  Book value per share  $6,701  $7,332  $8,288  $11,501  Total shares  13,327  8,975  8,975  8,975  *Net income includes $2.1 million of PPP forgiveness.

 Metric  FY 2019  FY 2020  FY 2021  Thru 12/31/21  Ethanol Yield (gpb)  2.903  2.880  2.880  2.931  Corn Oil Yield (ppb)  0.98  0.94  0.94  1.06  Ethanol Price ($/gal)  1.28  1.24  1.76  2.27  Corn Cost ($/bu)  3.71  3.48  5.47  5.27  Revenue ($/gal)  1.70  1.73  2.36  4.39  Variable Expense ($/gal)  0.244  0.207  0.217  0.221  Fixed Expense ($/gal)  0.121  0.131  0.107  0.108  Gen & Admin ($/gal)  0.038  0.045  0.044  0.052  EBITDA ($/gal)  0.023  0.097  0.168  0.925

 Annual Production Results5-year (fiscal) Comparison    2017  2018  2019  2020  2021  Ethanol Production  124.1 mg  127.9 mg  129.3 mg  117.8 mg  129.8 mg  Corn Consumed (bu.)  42,430,000  43,432,000  44,533,000  40,903,000  44,305,000  Distillers Sales (tons)  369,290  408,650  411,300  387,900  410,500  Corn Oil Prod. (lbs)  35,985,900  38,976,800  43,548,500  38,528,500  41,748,000  Carbon Dioxide (tons)  94,300  100,950  100,600  104,059  107,300

 Debt Metrics(millions)    FYE 2019  FYE 2020  FYE 2021  YTD 12/31/21  Bank Debt  $23.9  $53.1  $57.5  $21.0  Bank Debt/Gallon  $0.18  $0.40*  $0.44  $0.16**  Interest Payments  $1.0  $1.9  $2.0  $0.4  *Based on FY 2019 production  **Based on FY 2021 production

 Impact of 2019 Share Repurchases    Number of Shares  Price per Share  Class B  3,334  $5,400  Class C  1,018  $10,897  Total/Avg Price  4,352  $6,686  Book Value per Share    FYE 2019  $6,701  FYE 2020  $7,332  FYE 2021  $8,288  Dec. 31, 2021  $11,500

 Impact of 2019 Share Repurchases  Distribution of $11,218,750        Number of Shares  Dollars per Share  Original   13,327  $842  Post repurchase  8,975  $1,250

 Benchmarking: Goal Upper 25% of IA/NE Plants  EBITDA    Year  IA/NE  FY 2018  76%  FY 2019  54%  FY 2020  53%  FY 2021  47%

 Capital Expenditures

Capital Expenditures

- Corn storage expansion
  - 2 – 750,000 bushel bins
  - Completed in September
  - $8.1 million
    - Included MCC addition/upgrade

(Approved 12/20. Waiting until summer would have added ~$2 million to cost.)

- Other incidental items
  - RTO #1 refurbishment
    - $800,000
  - DEER de-superheat enhancement
  - Wet pad conveyor replacement

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

 Capital Expenditures - 2022   Electrical energy savings project~18% reduction anticipated$1.8 million2.5 year ROIBoiler Controls UpgradeReliability$484,0001 year ROI

 Capital Expenditures - 2022   Hammermill Motor UpgradeThroughput$450,000<1 year ROIRTO #2 Refurbishment$1 million

 Decarbonization  Carbon IntensityEnergy usage reduction (DEER, Whitefox, etc.)Energy source (natural gas vs. coal, solar, wind)Conversion of cellulosic materialCarbon Capture Utilization and StorageSequestrationUses

 The Discussion  EV EuphoriaWhere does the material for batteries come from?What happens to batteries at the end of their life?What infrastructure is needed?Zero Carbon EthanolProduction agriculture’s decarbonization role.Data driven decisions versus emotional suspicions

 Public Perception Fuel… 1  “Meet the People Getting Paid to Kill the Planet”New York Times “opinion” video seriesVideo #1 – February 1, 2022“American agriculture is ravaging the air, soil, and water. But a powerful lobby has cleverly concealed its damage.”(Followed by February 3, 2022, article in the Economy section, “Food Prices Approach Record Highs, Threatening the World’s Poorest”)

 Public Perception Fuel… 2  “U.S. corn-based ethanol worse for the climate than gasoline, study finds”February 14, 2022, Reuters et. al. (reporting on Dr. Tyler Lark study published in National Academy of Sciences)Pushback from RFA.

 Public Perception Fuel… 3  “Editorial: Ethanol has been a boon for Iowa’s economy. But it’s time to pivot and figure out what’s next.”February 13, 2022, Des Moines Register“The state won’t be able to use its own laws and influence in Congress to perpetuate the “need” for biofuels forever, We have to find another way.”

Progress

- Gov. Reynolds Biofuels Access Legislation
  - Make sure E15 and B20 are available for consumers
  - Adds to road use fund while also saving consumers money
  - Does not restrict the sale or offering of any type of fuel
  - No retailer will be forced into costly rebuilds with exemption waiver process
  - Shows the rest of the nation how to make immediate advancement on lowering carbon footprint of our liquid fuels.

Make sure your representatives hear from you!

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

Questions and Answers

 Thank you!